UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2015

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01- - -Regulation FD Disclosure

At the annual meeting of the Company’s shareholders held on June 18, 2015, Richard A. Kaplan, the Company’s chief executive officer, will provide the Company’s shareholders with the following remarks:

Torvec continues to develop our two products and we see exciting developments in both. This is an update on them.

MyCadianTM Watch

with CURATM Software

“The rest is up to you”.

The unchecked Degradation of an individual’s Alertness is a growing concern and the consequences in some areas are approaching epidemic proportions. For instance it is estimated that 250,000 drivers per day fall asleep at the wheel. Serious and fatal truck, bus, train and automobile accidents are occurring at an alarming rate.

The purpose of monitoring alertness is to prevent these and other emergency situations from happening rather than dealing with them after the fact. For instance waking someone up after they have fallen asleep at the wheel is too late.

There are many millions, if not billions, of dollars being spent on research and technology to either wake people up or predict some sort of alertness problem.

1.)	There is a device that attaches to the ear that sounds an alarm if the head tilts forward. This of course happens after the user falls asleep.
2.)

There is a device that is placed on the dashboard of a vehicle that when it starts to buzz demands the user to hit it. It times the response and after ascertaining other information (prior to use) from the user claims to predict an alertness problem. Besides the many unpredictable variables that are inherent in the technology it is also disruptive and distracting.

3.)	Automobile manufacturers are creating technologies that signal a driver, by sounds or vibrations, that they are wandering on or veering off the road. Again this can be too late.
4.)

Another important technology is an infrared camera that watches and records eye and head movements. This method can be 100% accurate in predicting that the person is in imminent danger of falling asleep. The problem is that in simulations it works fine, however in actual conditions it creates many false positives. This can be caused by allergies, too much humidity in the air, bright lights, twitches and many other outside and uncontrollable events. Also regular glasses or sun glasses can impede the technology.

It is our opinion that as of now there is no leading technology that solves the problem.

Research has proven that there are three key discriminators for detection of a decrease in alertness: 1. A quantifiable decrease in responsiveness to stimuli. 2. Biological responses to tiredness or other causes of degradation of alertness. 3. Personal health and sleep dynamics. The difficulty to date has been to create a means to measure and quantify data in order to identify a problem. No practical single metric has been found that can be used to measure this degradation and to properly correlate it to the degradation of performance of the user. Our invention presents such a means through the use of a wearable device that: 1.) uses a unique prescribed movement that measures multiple reaction times and amplitudes in order to create a profile of responsiveness and to compare it to an established individual baseline profile. 2.) Measures certain body functions to determine alertness levels and using metrics, based on an individual’s data, in order to notify the user and/ or other parties that performance appears to be degrading 3.) creates an individual personalized health assessment based on the CURATM questionnaire.

The MyCadian TM Watch will be a wearable device consisting of the latest physiological monitoring hardware and proprietary CURATM software that is intended to detect a “Degradation of Alertness” in a user. This is especially important when an individual’s alertness is essential in properly performing tasks and fulfilling responsibilities. The MyCadian TM Watch may also assist the user in remaining alert by periodically providing a stimulus. This can create real, positive and powerful changes in many areas.

Most people know when they and others are tired or impaired however they feel they can get through it. The purpose here is to notify them that they are in danger before the danger actually manifests itself. Numerous studies show that people are very poor judges of their own conditions.

We believe a solutions approach can be created using the MyCadian TM Watch, paired with the CURATM software to indicate “Degradations of Alertness “ and thus give immediate and important information to the user and other parties. These degradations can be caused by drowsiness, alcohol or other drugs, sickness, psychological problems, thought distractions, etc. Action taken upon a warning of a change in alertness will lead to a better and safer environment.

Our initial concept for the use of the MyCadian watch and CURA software was for “Real Time Alertness Monitoring” for users who need to be alert to do their jobs properly. Subsequently, we realized that there is a growing industry in Fatigue Management Consulting. We realized that this presents a significant opportunity for Torvec. However, we are missing half of the tools for a total product solution, which is education, training and remediation programs for our clients. Our choices are to create them ourselves or buy a company that already has them. Because this is a relativity new industry, most of the existing companies are small but many are rich in content.

We need a fatigue management program that provides education, training, and tools to enhance sleep, alertness, performance, efficiency and safety for a wide variety of industries. Every organization can benefit from fatigue management training. The possible savings to organizations in the form of improved productivity, decreased absenteeism, lower health care costs, less mistakes and increased safety is significant.

For this reason we are in discussions to acquire the assets of an existing and well respected Fatigue Management Consulting company. This may require an additional money raise.

The MyCadian TM Watch has the advantages of:

●	A unique combination of biological and motion measurements that communicates information relating to alertness with minimal distraction or disruption to normal activities.
●	A numerical and color coded risk-assessment analysis that is easy to understand and react to.
●	CURATM will be an easy to use software package that would distill complex data into simple, actionable information. CURATM will be designed to work on both mobile and desktop platforms.
●	Providing the added benefit of potentially helping a user to stay alert.
●	Versatile and flexible settings to allow users to customize the parameters of the device in order to work with and/or establish safety systems.
●	Ability to communicate with other devices such as telematics systems, cell phones, etc. to notify other parties of a pending or existing emergency situations.
●	CURATMsoftware can be purchased as an application (App) when devices such as smart phones, smart watches etc. are manufactured with all the necessary hardware.
●	Being relatively inexpensive creates real and measurable value propositions.

Potential to change the world for the better.

Using the abilities of our system, programs will be created for industries such as:

●	Truck drivers
●	General public drivers
●	Airline Pilots
●	Train Engineers
●	School and over the road bus drivers
●	Security guards
●	“Man Down” Systems
●	Security systems for store clerks, children, or emergency notifications
●	Campers, Hunters and Hikers
●	Surveillance Agents
●	Students
●	Military
●	People in meetings
●	People with health problems
●	People monitoring critical processes (i.e. nuclear facilities)

We expect to have our alpha prototypes ready in the fourth quarter and plan to ship actual product in the first or second quarter of 2016.

Hydraulic Pump

Torvec’s pump technology will evolve into a series of products that will encompass the vast majority of the pump/motor configurations currently being used in the marketplace.

●	Fixed Displacement Pump – Continued Torvec testing Summer 2015 Milwaukee School of Engineering(MSOE) testing – Q3- Q4 2015
●	Variable Displacement Pump – Q1 2016 MSOE Testing – Q2 2016
●	Fixed Displacement Bi-Directional Motor – TBD
●	Variable Displacement Bi-Directional Pump/Motor – TBD

In the light of Torvec’s most recent pump testing and the pumps current configuration we have begun to explore, more in depth, the industrial hydraulic market, namely the fixed displacement pump market. These pumps are primarily used in manufacturing on stampings, presses, and plastic machines. While the fixed displacement market is not as big as the variable market, it can be a meaningful market for us. The two keys to this market are price and peak efficiency and in some application our low rotating mass could be a critical advantage (i.e. Hydraulic Power Units – HPU). There are fixed displacement units in both Industrial and mobile, but the largest is in the Industrial fields. Torvec’s next design will be a variable displacement pump which is a very large market, particularly in mobile equipment.

We have been in contact with major pump manufacturers of construction and excavating equipment. These manufacturers have stated that they would be very interested in our pump technology if the efficiency results prove to be better than what they are currently using, especially if it is in a smaller package and price competitive. Because of rising fuel costs and tougher off-highway pollution standards companies are looking to maximize the efficiency of their products to meet these challenges. In a recent conversation they have said that they “are specifically looking for a smaller, lighter weight pump with low parasitic losses”.

Additionally because of the new Tier 4 engine emissions regulations, there is a need to run diesel engines at a lower RPM, thereby requiring a larger variable pump to make up the difference in RPM, but physical space is limited in the existing machines. These manufacturers are hoping our large pump displacement size and small dimensional footprint will meet this need. Torvec’s pump technology should help them reach these goals.

Unlike our MyCadian watch and CURA software, which is taking existing science and technology and using them in unique ways, our Hydraulic Pump development is actually creating a new technology. This presents a much greater challenge in predicting outcomes and timelines. However our engineers feel we are getting very close to our goals.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

June 18, 2015	By:	/s/ Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer